                                                                    EXHIBIT 99.1

                            LAMAR ADVERTISING COMPANY

                                LAMAR MEDIA CORP.


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT

                       PURSUANT TO 18 U.S.C. SECTION 1350



Each of the undersigned officers of Lamar Advertising Company ("Lamar") and Lamar Media Corp. ("Media") certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Quarterly Report on Form 10-Q of Lamar and Media for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in that combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar and Media.



Dated:  May 14, 2003          By: /s/ KEVIN P. REILLY, JR.
                              --------------------------------------------------
                              Kevin P. Reilly, Jr.
                              Chief Executive Officer, Lamar Advertising Company
                              Chief Executive Officer, Lamar Media Corp.


Dated:  May 14, 2003          By: /s/ KEITH A. ISTRE
                              --------------------------------------------------
                              Keith A. Istre
                              Chief Financial Officer, Lamar Advertising Company
                              Chief Financial Officer, Lamar Media Corp.


A signed original of this written statement required by Section 906 has been provided to Lamar and Media and will be retained by Lamar and Media and furnished to the Securities and Exchange Commission or its staff upon request.